 EX‑35.2

(logo) LNR
          Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1. A review of the activities performed by the Special Servicer during the period commencing on January 1, 2015 and ending on December 31, 2015 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period"), and of the Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and

2. To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,
a Florida limited liability company
By: /s/ Job Warshaw
Job Warshaw
President

Dated: February 23, 2016

1601 Washington Avenue · Suite 700 · Miami Beach, Florida 33139-3164
Telephone: (305) 695-5600 · Fax: (305) 695-5601

Schedule I

JPMBB 2013-C12
JPMBB Commercial Mortgage Securities Trust 2013-C12, Commercial Mortgage Pass Through Certificates, Series 2013-C12

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 32nd Floor
New York NY 10179
Bianca A. Russo

J.P. Morgan Chase Commercial Mortgage Securities Corp.,
383 Madison Avenue, 31st Floor
New York NY 10179
Kunal K. Singh

Kroll Bond Rating Agency, Inc.,
845 Third Avnue, 4th Floor
Attention: CMBS Surveillance
New York NY 10022
General Contact

Moody's Investors Service, Inc.
7 World Trade Center
250 Greenwich Street
New York NY 10007
Gregory Reed

Standard & Poor's Rating Services,
Attention: Commercial Mortgage Surveillance
55 Water Street
New York NY 100041
General Contact

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
ATTN: {pool name}
Columbia MD 21045 1951

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
ATTN: {pool name}
Columbia MD 21045 1951
Corporate Trust (CMBS)

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
MAC N2702-011
Columbia MD 21045-1951
Josh S. Grimard